Exhibit 21.1

Name of Subsidiary	State of Incorporation

Kuykendahl Medical Center LLC	Texas
Plano ER Care Center LLC	Texas
Sterling Ridge Medical Center LLC	Texas
Copperwood Medical Center LLC	Texas
Eagles Nest Medical Center LLC	Texas
Pearland Parkway Medical Center LLC	Texas
Louetta Medical Center LLC	Texas
SSH Medical Center LLC	Texas
WC Medical Center LLC	Texas
Mid-Collin County Medical Center LLC	Texas
Pflugerville Medical Center LLC	Texas
Kingwood Medical Center LLC	Texas
AJNH Medical Center LLC	Texas
Basswood Medical Center LLC	Texas
North Powers Medical Center LLC	Texas
FM Crossing Medical Center LLC	Texas
Katy ER Center LLC	Texas
Center Street DP Medical Center LLC	Texas
Colleyville Medical Center LLC	Texas
Garland Shiloh Medical Center LLC	Texas
WCB Medical Center LLC	Texas
Mansfield Walnut Creek Medical Center LLC	Texas
North Dallas Tollway Medical Center LLC	Texas
Lewisville Medical Center LLC	Texas
Mesquite Town East Medical Center LLC	Texas
Arvada Ralston Medical Center LLC	Texas
Little Elm FM 423 Medical Center LLC	Texas
Austin Brodie Medical Center LLC	Texas
Richardson Mimosa Medical LLC	Texas
La Porte Medical Center LLC	Texas
Briargate Medical Center LLC	Texas

San Antonio Nacogdoches Medical Center LLC	Texas
Alvin Medical Center LLC	Texas
Lakewood Forest Medical Center LLC	Texas
ECC Management LLC	Texas
FCER Management LLC	Texas
OpFree LLC	Texas
OpFree Licensing LP	Texas
OpFree RE Investments Ltd.	Texas